Exhibit 10-48

                  FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


     THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT ("First
Amendment") dated as of the 1st day of January, 1996, is made and entered into by and between New York State Electric & Gas
Corporation, a New York corporation (the "Company") and James A.
Carrigg ("Executive") amending certain provisions of the Employment Agreement, dated as of January 19, 1994, ("Employment
Agreement") by and between the Company and Executive.

     WHEREAS, the Company has, effective January 1, 1996, adopted
i) an Annual Executive Incentive Plan which replaces the Company's Annual Executive Incentive Compensation Plan, and ii) a
Long Term Executive Incentive Share Plan which replaces the
Company's Performance Share Plan; and

     WHEREAS, the parties hereto wish to amend the Employment
Agreement to reflect the new incentive compensation plans adopted by the Company.

     NOW, THEREFORE, the parties hereto agree as follows:

          1. Section 10.1 (A)(ii) of the Employment Agreement is hereby amended to read in its entirety as follows:

          (ii) the higher of (x) the amount paid to the Executive pursuant to the Company's Annual Executive Incentive Compensation Plan, Annual Executive Incentive Plan, or any successor plan, as the case may be, in the fiscal year preceding that in which the Date of Termination occurs, or
          (y) the average amount so paid in the three fiscal years preceding that in which the Change in Control occurs.

          2. Section 10.1 (B) of the Employment Agreement is hereby amended to read in its entirety as follows:

          (B)  Notwithstanding any provision of the
          Company's Annual Executive Incentive
          Compensation Plan or Annual Executive Incentive
          Plan, the Company shall pay to the Executive a lump sum amount, in cash, equal to the sum of
          (i) any incentive compensation which has been allocated or awarded to the Executive for a completed fiscal year preceding the Date of Termination under the Annual Executive
          Incentive Compensation Plan or the Annual

          Executive Incentive Plan, as the case may be, but has not yet been either (x) paid (pursuant to Section 6.2 hereof or otherwise) or (y) deferred pursuant to the Deferred Compensation
          Plan for Salaried Employees, and (ii) a pro rata portion to the Date of Termination of the aggregate value of any contingent incentive compensation award to the Executive for any uncompleted fiscal year under the Annual
          Executive Incentive Plan calculated as to each such award by assuming the Target Performance goals of such plan have been met.

          3. Section 20 (0)(V) of the Employment Agreement is hereby amended by substituting "Annual Executive Incentive Plan" for "Annual Executive Incentive Compensation Plan" and "Long Term Executive Incentive Share Plan" for "Performance Share Plan."

          4. Except as expressly modified hereby, the terms and provisions of the Employment Agreement remain in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this First
Amendment to be duly executed and delivered by their respective duly authorized representatives as of the date first above written.



NEW YORK STATE ELECTRIC
  & GAS CORPORATION



By:________________________           ___________________________
     Name:                                 James A. Carrigg
     Title: